UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2021

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on January 29, 2021, Peabody Energy Corporation, a Delaware corporation (“Peabody” or the “Company”), completed a series of transactions (collectively, the “Recapitalization Transactions”) designed to, among other things, provide the Company with maturity extensions and covenant relief, while allowing it to maintain sufficient operating liquidity and financial flexibility.

As part of the Recapitalization Transactions, $398,683,000 aggregate principal amount of the Company’s 6.000% Senior Secured Notes due 2022 were exchanged for aggregate consideration consisting of (a) $193,884,000 aggregate principal amount of new 10.000% Senior Secured Notes due 2024 (the “New Co-Issuer Notes”) co-issued by PIC AU Holdings LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of the Company (“AU HoldingsCo”), and PIC AU Holdings Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of the Company (together, the “Co-Issuers”), (b) $195,142,000 aggregate principal amount of new 8.500% Senior Secured Notes due 2024 issued by the Company (the “New Peabody Notes” and, together with the New Co-Issuer Notes, the “New Notes”), and (c) a cash payment of approximately $9,420,000.

The terms of the New Co-Issuer Notes are governed by an indenture, dated as of January 29, 2021, by and among the Co-Issuers, Wilmington Trust, National Association, as trustee, and Peabody (on a limited basis, to the extent of its obligations specifically set forth therein) (the “New Co-Issuer Notes Indenture”). The terms of the New Peabody Notes are governed by an indenture, dated as of January 29, 2021, by and among Peabody, the guarantors party thereto, and Wilmington Trust, National Association, as trustee (the “New Peabody Notes Indenture” and, together with the New Co-Issuer Notes Indenture, the “New Indentures”). A description of the New Indentures is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2021, and amended on February 1, 2021, which description is incorporated by reference herein.

In connection with the Recapitalization Transactions, on January 29, 2021, the Company entered into an amendment (the “TSA Amendment”) with the parties to its Amended and Restated Transaction Support Agreement that, among other things, required the Company to amend the New Indentures to add additional restrictive covenants and events of default, and provide the holders of the New Notes with certain additional remedies or prepayment rights, such that the New Notes would have substantially the same terms as the credit agreements being entered into in connection with the Recapitalization Transactions (the “New Indenture Amendments”).

On February 3, 2021, the Co-Issuers, Wilmington Trust, National Association, as trustee, and Peabody (on a limited basis, to the extent of its obligations specifically set forth therein) entered into a first supplemental indenture (the “New Co-Issuer Notes Supplemental Indenture”) to the New Co-Issuer Notes Indenture, and Peabody, the guarantors party thereto and Wilmington Trust, National Association, as trustee, entered into a first supplemental indenture (the “New Peabody Notes Supplemental Indenture” and, together with the New Co-Issuer Notes Supplemental Indentures, the “New Supplemental Indentures”) to the New Peabody Notes Indenture. The New Supplemental Indentures amended and restated the New Indentures to implement the New Indenture Amendments.

The foregoing summary of the New Supplemental Indentures does not purport to be complete and is subject to, and qualified in its entirety by, the full texts of the New Co-Issuer Notes Supplemental Indenture and New Peabody Notes Supplemental Indenture, copies of which are attached as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of February 3, 2021, by and among the Co-Issuers, Wilmington Trust, National Association, as trustee, and Peabody (on a limited basis, to the extent of its obligations specifically set forth therein).

4.2	First Supplemental Indenture, dated as of February 3, 2021, by and among Peabody, the guarantors party thereto, and Wilmington Trust, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

February 5, 2021	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer